Exhibit 99.1

John Deere Owner Trust 2005
Statement to Certificateholders

$ 183,900,000Class A-1 3.396% Asset Backed Notes due June 15, 2006
$ 169,000,000Class A-2 3.79% Asset Backed Notes due December 17, 2007
$ 215,000,000Class A-3 3.98% Asset Backed Notes due June 15, 2009
$ 172,600,000Class A-4 4.16% Asset Backed Notes due May 15, 2012
$ 11,275,240Asset Backed Certificates

Payment Date:	15-Mar-06

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$11,358,271.25
per $1,000 original principal amount:	$61.76

(b) A-2 Notes:	$10,313,172.18
per $1,000 original principal amount:	$61.02

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$21,671,443.43

(2)Amount of interest being paid or distributed:

(a) A-1 Notes:	$30,000.98
per $1,000 original principal amount:	$0.16

(b) A-2 Notes:	$533,758.33
per $1,000 original principal amount:	$3.16

(c) A-3 Notes:	$713,083.33
per $1,000 original principal amount:	$3.32

(d) A-4 Notes:	$598,346.67
per $1,000 original principal amount:	$3.47

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$1,875,189.31

(3) After giving effect to distributions on this Payment Date:

(a)	(i)	outstanding principal amount of A-1 Notes:	$0.00
(ii)	A-1 Note Pool Factor:	0.0000000

(b)	(i)	outstanding principal amount of A-2 Notes:	$158,686,827.82
(ii)	A-2 Note Pool Factor:	0.9389753

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(c)	(i)	outstanding principal amount of A-3 Notes:	$215,000,000.00
	(ii)	A-3 Note Pool Factor:	1.0000000

(d)	(i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
	(ii)	A-4 Note Pool Factor:	1.0000000

(e)	(i)	Certificate Balance	$11,275,240.00
	(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:			$557,562,067.51

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:			$553,112,490.65

(6) Pool Face Amount at the end of the related Collection Period:			$622,507,494.36

(7) Amount of Servicing Fee:			$478,745.17
per $1,000 original principal amount:			$0.64
Amount of Servicing Fee earned:			$478,745.17
Amount of Servicing Fee paid:			$478,745.17
Amount of Servicing Fee shortfall:			$0.00

(8) Amount of Administration Fee:			$100.00

(9) Aggregate Purchased Receivables for Collection Period:			$0.00

(10) Amount in Reserve Account:			$13,156,067.00
Specified Reserve Account Balance:			$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:			$710,412.00

(12) Scheduled Payments of Receivables 60 days or more past due as a% of Pool Balance:			0.13%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)			0.11%

(14) Face Amount of Receivables 60 days or more past due:			$7,692,979.00

(15) Face Amount of Receivables 60 days or more past due as a% of the Pool Face Amount:			1.24%

(16) Aggregate amount of net losses for the collection period			$170,513.55

(17) Aggregate amount of net losses since 26-May-05			$511,054.85

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)			0.07%

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